SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549


Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934



Date of Report (date of earliest event reported):  August 13, 2001



Mallon Resources Corporation
(exact name of registrant as specified in its charter)


     Colorado                      0-17267              84-1095959
(State or other                 (Commission          (I.R.S. Employer
jurisdiction                     File Number)         Identification No.)
of incorporation)



999 18th Street, Suite 1700, Denver, Colorado           80202
(address of principal executive offices)              (zip code)



Registrant's telephone number, including area code:  (303) 293-2333 not applicable
(former name or former address, if changed since last report)

Item 5.  Other Events

Mallon Resources Corporation (the "Company") issued the following press release, dated August 13, 2001, the text of which follows:

    Denver, Colorado -- Mallon Resources Corporation (Nasdaq: "MLRC") today announced that it has executed a Purchase and Sale Agreement with Magnum Hunter Resources, Inc. (AMEX: MHR), for the sale of its Delaware Basin oil and gas reserves and related assets located in Eddy and Lee Counties of Southeast New Mexico. The sale includes Mallon's interest in 23 fields consisting of 141 producing wells and 13,742 net mineral acres. The total purchase price is approximately $32.2 million.

    Mallon Resources Corporation is a Denver-based oil and gas exploration and production company operating primarily in the San Juan and Delaware Basins of New Mexico. Mallon's Common Stock is quoted on Nasdaq under the symbol "MLRC."

Item 7.  Financial Statements and Exhibits

Exhibit 10.23:  Purchase and Sale Agreement for Delaware Basin Properties


                         PURCHASE AND SALE AGREEMENT


                                   dated


                              August 7, 2001


                                  between


                        MALLON RESOURCES CORPORATION

                                     as

                                   Seller

                                    and

                        MAGNUM HUNTER PRODUCTION, INC.

                                  as Buyer

TABLE OF CONTENTS
1. PURCHASE AND SALE . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.1 Purchase and Sale. . . . . . . . . . . . . . . . . . . . . . . . 1
1.2 Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
1.3 Reserved Assets. . . . . . . . . . . . . . . . . . . . . . . . . 2
1.4 Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . .3
2. PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . .3
2.1 Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . 3
2.2 Adjustments to Purchase Price. . . . . . . . . . . . . . . . . . 3
3. REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . .5
3.1 Representations and Warranties of Seller. . . . . . . . . . . . .5
3.2 Representations and Warranties of Buyer. . . . . . . . . . . . . 7
4. COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .8
4.1 Covenants and Agreements of Seller. . . . . . . . . . . . . . . .8
4.2 Covenants and Agreements of Buyer. . . . . . . . . . . . . . . . 9
5. TITLE MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . .10
5.1 Defensible Title. . . . . . . . . . . . . . . . . . . . . . . . 10
5.2 Title Defect Adjustments. . . . . . . . . . . . . . . . . . . . 11
5.3 Preferential Rights and Consents. . . . . . . . . . . . . . . . 12
5.4 Casualty Loss. . . . . . . . . . . . . . . . . . . . . . . . . .12
6. ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . .12
6.1 Adverse Environmental Conditions. . . . . . . . . . . . . . . . 13
6.2 Environmental Defect Adjustments. . . . . . . . . . . . . . . . 13
6.3 Limitations. . . . . . . . . . . . . . . . . . . . . . . . . . .13
7. CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . .14
7.1 Seller's Conditions. . . . . . . . . . . . . . . . . . . . . . .14
7.2 Buyer's Conditions. . . . . . . . . . . . . . . . . . . . . . . 14
  7.3 Mutual Conditions . . . . . . . . . . . . . . . . . . . . . . . 14
8. CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
8.1 Date of Closing. . . . . . . . . . . . . . . . . . . . . . . . .15
8.2 Place of Closing. . . . . . . . . . . . . . . . . . . . . . . . 15
8.3 Closing Obligations. . . . . . . . . . . . . . . . . . . . . . .15
9. OBLIGATIONS AFTER CLOSING . . . . . . . . . . . . . . . . . . . . .15
9.1 Post-Closing Adjustment Procedure. . . . . . . . . . . . . . . .16
9.2 Files and Records. . . . . . . . . . . . . . . . . . . . . . . .16
  9.3 Additional Covenants of Buyer and Seller . . . . . . . . . . . .16
9.4 Assumption of Obligations. . . . . . . . . . . . . . . . . . . .17
9.5 Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .19
10. TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . .20
10.1 Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 20
10.2 Liabilities Upon Termination or Breach. . . . . . . . . . . . .20
11. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . 21
11.1 Schedules and Exhibits. . . . . . . . . . . . . . . . . . . . .21
11.2 Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .21
11.3 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
11.4 Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . .22
11.5 Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . .22
11.6 Announcements. . . . . . . . . . . . . . . . . . . . . . . . . 22
11.7 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 22
  11.8 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
11.9 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . .24
11.10 Parties in Interest. . . . . . . . . . . . . . . . . . . . . .24
11.11 Survival. . . . . . . . . . . . . . . . . . . . . . . . . . .
Error! Bookmark not defined.
11.12 Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . .25
    11.13 Further Assurances . . . . . . . . . . . . . . . . . . . . .26

SCHEDULES AND EXHIBITS

Schedule 1.2(a)     The Wells, Working and Net Revenue Interests and Allocated
                       Values
Schedule 1.2(b)     The Leasehold Estates and Fee Lands
Schedule 1.2(c)     The Equipment
Schedule 2.2(a)(iv) Gas Imbalances
Schedule 3.1(f)     Sales Contracts
Schedule 3.1(g)     Actions and Proceedings
Schedule 3.1(i)     Preferential Rights

Exhibit A           Form of Assignment
Exhibit B           [Reserved]
Exhibit C           Dispute Resolution



                        PURCHASE AND SALE AGREEMENT



    This Purchase and Sale Agreement (the "Agreement"), dated August 7,
2001, is between MALLON RESOURCES CORPORATION, a Colorado corporation, with offices at 999 18th Street, Suite 1700, Denver, Colorado ("Mallon" or "Seller") and Magnum Hunter Production, Inc, a Texas corporation with offices at 600 East Las Colinas Blvd, Suite 1100, Irving, Texas, and or its assignee (collectively "Buyer").

    In consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.  PURCHASE AND SALE

1.1 Purchase and Sale. Seller agrees to sell and convey and Buyer agrees to purchase and pay for the Assets (as defined in Section 1.2), subject to the terms and conditions of this Agreement.

1.2 Assets. Subject to the reservations set forth in Section 1.3, all of Seller's, right, title and interest in and to the following shall herein be called the "Assets":

(a)	The oil and gas wells described in Schedule 1.2(a) hereto and any other wellbores, plugged or unplugged, shut in, or permanently or temporarily abandoned that are located on the Leases (the "Wells");

(b)	The leasehold estates created by the oil and gas leases described in Schedule 1.2(b) INSOFAR AND ONLY INSOFAR as the leases cover the lands described in Schedule 1.2(b) (the "Leases") together with all overriding royalty interests, production payments and other payments out of or measured by the value of oil and gas production from or attributable to the Leases;

(c)	All of the personal property, fixtures and improvements
appurtenant to the Wells, or the Leases or used or obtained in connection with the operation of the Wells, or the Leases or with the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto, including without limitation, salt water disposal wells, pipelines, gathering systems and compression facilities appurtenant to or located upon the Leases (the "Equipment ");

(d)	The fee mineral interests described in Schedule 1.2(b) INSOFAR AND
ONLY INSOFAR as the fee mineral interests cover the lands described in
Schedule 1.2(b) (the "Fee Lands");

(e)	To the extent transferable, all agreements, product purchase and sale contracts, surface leases, gas gathering contracts, salt water disposal leases and wells, processing agreements, compression agreements, equipment leases, permits, gathering lines, rights-of-way, easements, licenses, farmouts and farmins, options, orders, pooling, spacing or consolidation agreements and operating agreements and all other agreements relating to the Wells, Leases, Hydrocarbons and Equipment (the "Contracts") including all right, title and interest of Seller in and to any pools or units which include any part of any Lease and any production from any such pool or unit, whether such unit or pooled production comes from wells located on or off a lease;

(f) 	All oil, gas and other hydrocarbons produced from or attributable to the Leases after the Effective Time ("Hydrocarbons");

(g) To the extent transferable at no cost or liability to Seller, all seismic licenses, permits and other rights to geological and/or geophysical data and information directly relating to the Assets, but not otherwise (the "Seismic Rights");

(h)	The originals (or copies, if the records also relate to Retained
Assets, as defined in Section 1.3 below) of all of Seller's records and files which relate to any of the Assets, including but not limited to the following: (i) lease, division order, contract, and land files and title opinions; (ii) to the extent transferable at no cost to Seller, geological, seismic and/or geophysical and engineering maps, data and records; (iii) operations, production, environmental and engineering records; (iv) facility and well records; (v) accounting, gas and/or oil imbalance files, well payout files, lease operating statements and files; and (vi) any other files in the possession of Seller relating to the Assets and the operation thereof (collectively, the "Records"), save and except for (A) records that Seller is prohibited from disclosing under confidentiality agreements with third parties or, (B) except with respect title opinions, records that are subject to the attorney-client privilege; and (C) except where prohibited by law or contract, in which case, copies will be provided;

(i)	All the property, rights, privileges, benefits and appurtenances in any way belonging to, incidental to, or appertaining to the property, interests and rights described in Sections 1.2(a) through 1.2(f), including the Wells, the Leases, the Equipment, the Fee Lands, the Contracts, the Hydrocarbons, the Seismic Rights, and the Records.
1.3 Reserved Assets. Seller shall reserve and except from the sale and conveyance of the Assets in favor of itself, its successors and assigns, the following (collectively, the "Reserved Assets"):

(a)	All accounts receivable attributable to the Assets that are, in accordance with generally accepted accounting principles, attributable to the period prior to the Effective Time;

(b)	All claims and rights relating to overpayments or refunds of costs, taxes and expenses attributable to periods prior to the Effective Time, including, without limitation, the right to initiate, prosecute or participate, at Seller's sole cost and expense, in all audits, audit claims and tax claims or proceedings relating to or including periods prior to the Effective Time, regardless of when commenced, arising out of or under applicable law, operating or product sale agreements or otherwise, and to recover all costs and expenses claimed or shown by such audits or proceedings as owing to the owner of the Assets for periods prior to the Effective Time; and

(c)	All oil, gas and other hydrocarbons and if applicable, other minerals produced from or attributable to the Leases, Wells, and Fee Lands prior to the Effective Time and proceeds from the sale thereof.

1.4 Effective Time. The purchase and sale of the Assets shall be effective as of July 1, 2001, at 7:00 a.m., at the location of the Assets (the "Effective Time").

2. PURCHASE PRICE

2.1 Purchase Price. The purchase price for the Assets shall be $32,200,000 (the "Purchase Price"), subject to adjustment as set forth in Section 2.2, and payable at Closing in immediately available funds. The term "Preliminary Purchase Price" shall mean the Purchase Price, adjusted as provided in Section 2.2, using for such adjustments the best information then reasonably available. The Purchase Price will be allocated among the Assets as set forth on Schedule 1.2(a), (which allocations shall be added to Schedule 1.2(a) within two days after the date hereof) and is payable as follows:

(a)	10% of the Purchase Price representing an earnest money deposit and payable to Seller by wire transfer 5% upon execution of this agreement and 5% upon approval of this Agreement by Buyer's Board of Directors ("Earnest Money"); and

(b)	The balance of the Purchase Price, as adjusted pursuant to Section
2.2, shall be payable to Seller by wire transfer of immediately available funds at Closing.

2.2 Adjustments to Purchase Price. The Purchase Price shall be adjusted as follows:

(a)	The Purchase Price shall be adjusted upward by the following:

(i)	the value of all oil in storage above the pipeline
connection as of the Effective Time and not previously sold by Seller that is attributable to the Assets, such value to be the market price in effect as of the Effective Time, less taxes and gravity adjustments deducted by the purchaser of such oil;

(ii)	the amount of all expenditures; rentals and other charges;
ad valorem, property, production, excise, severance and similar taxes based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom; expenses billed under applicable operating agreements and, in the absence of an operating agreement, expenses of the sort customarily billed under such agreements, paid by or on behalf of Seller in connection with the operation of the Assets, to the extent not provided for in Section 2.2 (a) (iii), that are attributable to any period or periods of time (or any portion thereof) after the Effective Time in accordance with generally accepted accounting principles;

(iii)	an amount equal to all prepaid expenses attributable to the
Assets that are paid by or on behalf of Seller and that are, in accordance with generally accepted accounting principles, attributable to the period after the Effective Time, including, without limitation, prepaid utility charges and prepaid ad valorem, property, production, severance and similar taxes based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom;

(iv)	the value of the underproduction of gas attributable to the
Assets as of the Effective Time, such value to be $1.25 per MCF, less applicable royalties and taxes. The volume of such underproduction estimated for purposes of Closing will be set forth on a Well-by-Well basis on Schedule 2.2(a)(iv) hereto and subject to final adjustment as set forth in Section 9.1; and


(v)	any other amount agreed upon by Seller and Buyer.

(b)	The Purchase Price shall be adjusted downward by the following:

(i)	proceeds received by Seller attributable to the Assets that
are attributable to the period of time from and after the Effective Time, in accordance with generally accepted accounting principles;

(ii)	an amount equal to unpaid ad valorem, property, production,
severance and similar taxes and assessments based upon or measured by the ownership of the Assets that are attributable to any period or periods of time (or any portion thereof) occurring prior to the Effective Time, which amounts shall, to the extent not actually assessed and subject to final settlement under Section 11.8 hereof, be computed based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Seller's and Buyer's ownership before and after the Effective
Time);

(iii)	an amount equal to the sum of all adjustments made for Title
Defects and Adverse Environmental Conditions pursuant to Section
5.2 and Section 6.2 respectively;

(iv)	the value of the overproduction of gas attributable to the
Assets as of the Effective Time, such value to be $1.25 per MCF, less applicable royalties and taxes. The volume of such overproduction estimated for Closing purposes will be set forth on a Well-by-Well basis on Schedule 2.2(a)(iv) hereto and subject to final adjustment as set forth in Section 9.1; and,
(v)	any other amount agreed upon by Seller and Buyer.

3. REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Seller. Seller represents and warrants as of the date hereof and as of the Closing Date to Buyer as follows:

(a)	Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is duly qualified to carry on its business in each state where the Assets are located. Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and in the regulations promulgated pursuant thereto).

(b)	Seller has all requisite corporate power and authority to carry on its business as presently conducted, to enter into this Agreement, and to perform its obligations under this Agreement. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will violate, or be in conflict with: (i) any provision of its articles of incorporation or bylaws; or (ii) any provision of any agreement or instrument to which it is a party or by which it is bound, noncompliance with which would have a material adverse effect upon any of the transactions contemplated by this Agreement or, (iii) to its knowledge, any judgment, decree, order, statute, rule or regulation applicable to Seller.

(c)	This Agreement has been duly authorized, executed and delivered on behalf of Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization and other laws for the protection of creditors. Seller has been duly authorized to execute this Agreement and to consummate the transactions contemplated herein.

(d)	Seller has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

(e)	There are no bankruptcy, reorganization or creditor arrangement proceedings pending, being contemplated by or, to the knowledge of Seller, threatened against Seller.

(f)	Except as shown on Schedule 3.1(f) or as otherwise set forth in this Agreement, Seller is not a party to, and Seller's interest in and to the Assets is not otherwise bound by, any production sales contracts that cannot be terminated on notice of 60 days or less.

(g)	Except as described on Schedule 3.1(g) hereto, there is no suit, action, arbitration proceeding, or legal, administrative or other proceeding pending or, to the knowledge of Seller, threatened against Seller that might result in loss of its title to any part of the Assets or that might hinder or impede the operation of the Leases or the Wells.

(h)	All federal, state and local ad valorem, property, production, severance and similar taxes and assessments based upon or measured by the ownership of the Assets or the production therefrom attributable to the period through the Effective Time and then due and owing were paid by such date, except to the extent their validity is being contested in good faith in the ordinary course of business by appropriate action.

(i)	Except as set forth on Schedule 3.1(i), to Seller's knowledge, there are no preferential rights held by third parties that affect any of the Assets.

(j)	To Seller's knowledge, all of the Wells drilled, completed, and operated by Seller are within the boundaries of the Leases or Assets or within the limits otherwise permitted by contract, pooling, or unit agreement, and by law.

(k) To Seller's knowledge and to the extent Seller is the operator, the Wells are in material compliance with all applicable rules, regulations, permits, judgments, orders and decrees of any court or the federal and state regulatory authorities having jurisdiction thereof, excluding, however, Environmental Laws as the term is defined herein. Buyer acknowledges that its sole remedy for any noncompliance with Environmental Laws is provided in Article 6 herein.

(l) Seller has received no notice of default with respect to the Leases and any other agreements, contracts or documents related to the Leases which would have a material adverse effect on the value or the operations of the Assets and (i) is not aware of any events which with the giving of notice would cause any such agreement or instrument to be in default and (ii) all monies and performance due and required under the terms thereof through the Effective Time shall have been paid and performed.

(m) To Seller's knowledge (i) there has been no sale or disposition of Assets, except in the ordinary course of business, (ii) there has been no waiver of a material right relating to the Assets, except in the ordinary course of business, (iii) there has been no mortgage, pledge or grant of a lien or security interest in any of the Assets and (iv) the sale of the Assets by Seller will not result in the creation or other imposition of a lien or encumbrance on the Assets.

(n) To Seller's knowledge all operating costs incurred in connection with the operation of the Assets have been paid or discharged except normal operating expenses within the past thirty days or as to which Seller has not been billed.

(o) The Assets will be transferred free and clear of any commodity price, hedging arrangements, formal sales or similar agreements with respect to production from the Assets and will not be subject to any marketing fees to Aquila Energy Capital Corporation or its affiliates.

3.2 Representations of Buyer. Buyer represents and warrants as of the date hereof, and as of the Closing Date, to Seller as follows:

(a)	Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, and duly qualified to carry on its business and to own and operate oil and gas properties in each jurisdiction in which the Assets are located.

(b)	Buyer has all requisite power and authority to carry on its
business as presently conducted, to enter into this Agreement, to purchase the Assets on the terms described in this Agreement and to perform its other obligations under this Agreement. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will violate, or be in conflict with: (i) any provision of its articles of incorporation or bylaws; or (ii) any provision of any agreement or instrument to which it is a party or by which it is bound, noncompliance with which would have a material adverse effect upon any of the transactions contemplated by this Agreement; or, (iii) to its knowledge, any judgment, decree, order, statute, rule or regulation applicable to Buyer.

(c)	This Agreement has been duly authorized, executed and delivered on behalf of Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization and other laws for the protection of creditors.

(d)	Buyer has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

(e)	Buyer is an experienced oil and gas company and operator.  It has entered into this Agreement on the basis of its own independent judgment and analysis. Buyer is in the business of purchasing and owning oil and gas properties. The Assets to be acquired by Buyer pursuant to this Agreement are being acquired by it for its own account for investment purposes and not for distribution within the meaning of any securities law. In acquiring the Assets, Buyer is acting in the conduct of its own business and not under any specific contractual commitment to any third party, or any specific nominee agreement with any third party, to transfer to, or to hold title on behalf of, such third party, with respect to all or any part of the Assets.

(f)	There are no bankruptcy, reorganization or creditor arrangement proceedings pending, being contemplated by or, to the knowledge of Buyer, threatened against Buyer.

(g)	Buyer has currently available, and will have at Closing, all funds necessary to pay the Purchase Price and any other amounts contemplated by this Agreement. Buyer's ability to consummate the transactions contemplated hereby is not contingent on its ability to complete any public or private placement of securities prior to or upon Closing.

4. COVENANTS AND AGREEMENTS

4.1 Covenants and Agreements of Seller. Seller covenants and agrees with Buyer as follows:

(a)	Upon execution of this Agreement, Seller will make available to
Buyer for examination at a location designated by Seller and during business hours, Seller's title information, production information and other information relating to the Assets, including without limitation, accounting files, production files, land files, lease files, well files, division order files, contract files and marketing files, to the extent in each case that Seller may do so without violating legal constraints or any obligation of confidence or other contractual commitment of Seller to a third party or the waiving of the attorney-client privilege.

(b)	Prior to the Closing Date, and subject to any necessary third-
party operator approval, Seller shall permit Buyer and its representatives at reasonable times and at their sole risk, cost and expense, to conduct reasonable inspections of the Leases; provided, however, Buyer shall repair any damage to the Leases resulting from such inspections and Buyer shall indemnify and hold harmless Seller and its partners, joint interest owners, subsidiaries and affiliates and its and their respective officers, directors, employees and agents from and against any and all losses or causes of action arising from Buyer's inspection of the Leases, including, without limitation, claims for (i) property damage, (ii) personal injuries or death of employees of the Buyer, its contractors, agents, consultants and representatives, (iii) personal injuries or death of employees of Seller, its contractors, agents, or consultants or representatives; and (iv) personal injuries or death of third parties. Buyer shall not indemnify Seller for Seller's gross negligence or willful misconduct.

(c)	During the period from the date of this Agreement to the Closing
Date, Seller agrees, unless specifically waived by Buyer in writing, as follows:

(i)	Subject to the provisions of applicable operating and other
agreements, Seller shall continue to operate and administer the Assets in a good and workmanlike manner consistent with its past practices, and shall carry on its business with respect to the Assets in substantially the same manner as before execution of this Agreement.

(ii)	Seller shall use its reasonable best efforts to provide
copies of all authorizations for expenditure relating to the Assets to Buyer as soon as received. Seller shall, except for emergency action taken in the face of risk to life, property or the environment, submit to Buyer for prior written approval, which shall not be unreasonably denied, all requests for capital expenditures and all proposed contracts and agreements relating to the Assets that involve individual commitments of more than $25,000, net to Seller's interest. In addition, Seller shall not, without the consent of Buyer, voluntarily incur any liability or enter into any commitment with respect to the properties which will cost in excess of $25,000 net to the Seller with respect to any individual project; cancel any contract associated with the Assets; or enter into any hedging, forward sales or similar agreements with respect to production of the oil and gas properties. In addition, the standard of care used by Seller in operating the properties shall be the reasonably prudent operator standard.

	(iii)	Buyer acknowledges that Seller owns an undivided interest in certain of the Assets, and Buyer agrees that the acts or omissions of the other working interest owners who are not affiliated with Seller shall not constitute a violation of the provisions of this
Section 4.1, nor shall any action required by a vote of working interest owners constitute such a violation so long as Seller has voted its interest in a manner that complies with the provisions of this article. To the extent that Seller is not the operator of any of the Assets, the obligations of Seller in this article shall be construed to require that Seller use reasonable efforts
(without being obligated to incur any expense or institute any cause of action) to cause the operator of such Asset to take such actions or render such performance within the constraints of the applicable operating agreements and other applicable agreements.

(d)	Any unpaid invoices concerning the Assets for the period after the
Effective Time that are held by Seller at the Closing Date, and not reflected in the adjustments to the Purchase Price made pursuant to
Section 2.2, or that are received by Seller after the Closing Date shall be delivered to Buyer as soon as reasonably possible for disposition and payment.

4.2 Covenants and Agreements of Buyer. Buyer covenants and agrees with Seller that:

(a)	Buyer shall maintain its corporate status and shall assure that as of the Closing Date it will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of the transaction contemplated herein.

(b)	At Closing, Buyer shall, subject to the applicable terms of
existing operating agreements, take over operations of the Wells as of 7:00 a.m. local time at the wellsite on September 1, 2001, or, if the Closing Date is extended under Section 8.1, the day after the Closing Date. Before taking over operations, Buyer will have posted all necessary state, federal and local bonds and, after taking over operations, shall assist Seller in having Seller's existing bonds released, if so requested, or in the alternative, in having the wells operated by Buyer released from Seller's existing bonds.

(c)	Prior to Closing, Buyer shall furnish to Seller reasonably
acceptable documentation that Buyer is qualified in the jurisdictions in which the Assets are located to do business and to own and operate the Assets.

5. TITLE MATTERS

5.1 Defensible Title.

(a)	The term "Defensible Title" shall mean, as to the Assets, such title, whether held by Seller or by a third party for the benefit of Seller, except for and subject to the Permitted Encumbrances (as defined in Section 5.1(b)), that: (i) entitles Seller to receive as to each Well set forth in Schedule 1.2(a) not less than the Net Revenue Interest set forth on Schedule 1.2(a) in the oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from the Well; (ii) obligates Seller to bear costs and expenses relating to the maintenance, development and operation of any Well in an amount not greater than the Working Interest set forth in Schedule 1.2(a) unless there is a proportionate increase in the Net Revenue Interest; (iii) is free and clear of liens and material encumbrances and defects, other than the Permitted Encumbrances; and, (iv) is free and clear of a provision or obligation affecting the Assets contained in any contract or agreement disclosed in Seller's records which is not customary to currently accepted oil and gas industry standards and (A) requires an extraordinary expenditure in connection with the acquisition, exploration, development or operation of the Asset (B) would materially diminish the Net Revenue Interest, or materially increase the Working Interest without a corresponding increase in the Net Revenue Interest.

(b)	The term "Permitted Encumbrances", as used herein, shall mean:

(i)	lessors' royalties, overriding royalties, unitization and
pooling designations and agreements, reversionary interests and similar burdens that do not reduce the net revenue interest to less than that shown on Schedule 1.2(a);

(ii)	required third party consents to assignments and similar
agreements which are obtained prior to Closing or the lack of which do not invalidate a Lease or contract, and preferential rights to purchase;

(iii)	all rights to consent, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if customarily obtained subsequent to such sale or conveyance;

(iv)	easements and  rights-of-way (including easements for
streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Assets), servitudes, permits, surface leases and other rights with respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; conditions, covenants or other restrictions;

(v)	materialmen's, mechanics', repairmen's, employees',
contractors', operators', tax and other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of any of the Assets: (A) if they have not been filed pursuant to law; (B) if filed, they have not yet become due and payable and payment is being withheld as provided by law; or (C) if their validity is being contested in good faith in the ordinary course of business by appropriate action;

(vi)	matters disclosed on Schedule 1.2(a) or elsewhere in this
Agreement.

(c)	The term "Title Defect" as used herein shall mean any encumbrance or defect in Seller's title to the Assets (expressly excluding Permitted Encumbrances) that renders Seller's title to the Assets less than Defensible Title. Also "Title Defect" shall mean those assets of Seller which it cannot assign to Buyer for legal or contractual reasons. The term "Allocated Value" as used herein means the value allocated to the Well as set forth in Schedule 1.2(a) hereto, as adjusted for overproduction or underproduction in the manner set forth in Section
2.2.

5.2 Title Defect Adjustments.

(a)	No adjustment to the Purchase Price for Title Defects shall be made unless and until, and only to the extent that, the individual value of each Title Defect exceeds $25,000 and the aggregate value of all Title Defects exceeds $250,000.

(b)	Buyer shall give Seller written notice of Title Defects five (5)
business days prior to the Closing Date. Such notice shall be in writing and shall include: (i) a description of the Title Defect; (ii) the Allocated Value of the Well affected by the Title Defect; and (iii) the amount by which Buyer believes the Allocated Value of such Well has been reduced because of such Title Defect. Buyer shall be deemed to have waived all Title Defects of which Seller has not been given timely notice and all Title Defects that, individually or in the aggregate, do not meet the individual requirements for an adjustment to the Purchase Price set forth in Section 5.2(a).

(c)	Subject to the limitation contained in Section 5.2(a), a Well affected by a Title Defect and the Leases comprising the production unit or proration unit for the Well shall be excluded from the Assets to be purchased by Buyer hereunder and the Purchase Price shall be reduced in accordance with Section 2.2 by an amount equal to the Allocated Value of such Well unless, prior to one day before the Closing Date, one of the following has occurred: (i) the Title Defect has been removed; (ii) Buyer agrees to waive the relevant Title Defect and purchase the affected Assets notwithstanding the defect; (iii) Seller agrees to indemnify Buyer against all losses, costs, expenses and liabilities with respect to such Title Defect, and if the amount of the Title Defect is greater than $250,000 it shall be agreed to by the Buyer; or, (iv) Buyer and Seller agree to an amount by which the Allocated Value of the Well has been reduced and the Purchase Price is reduced by such amount in accordance with Section 2.2.

5.3 Preferential Rights and Consents.

(a)	Some of the Leases may be subject to preferential rights to
purchase in favor of third parties or to third party consents to assignment and notices of sale. The form and content of all solicitations for the waivers and consents affecting the Assets shall be determined by Seller and shall not be inconsistent with any of the terms of this Agreement.

(b)	In the event a third party exercises an applicable preferential right to purchase any of the Assets prior to the Closing Date, the affected Assets shall be removed from this Agreement and the Purchase Price shall be adjusted by the Allocated Value of the Assets. If a preferential right to purchase any portion of the Assets is exercised after the Closing Date, such affected portion of the Assets shall not be treated as a Title Defect, and no adjustment shall be made on account of such exercise. All Assets that are subject to preferential rights to purchase that have not been exercised as of such date and time shall be conveyed to Buyer at the Closing. If any such preferential right is exercised after such date and time, Buyer agrees to convey such affected Assets to the party exercising such right on the same terms and conditions under which Seller conveyed such Assets to Buyer. Buyer shall retain all amounts paid by the party exercising such preferential right to purchase. In the event of such exercise, Buyer shall prepare a form of conveyance of such interest from Buyer to such exercising party, such conveyance to be in form and substance as provided in this Agreement, except that such conveyance shall be made free and clear of all liens, encumbrances, royalty interests, production payments and other charges or defects created by, through or under Buyer. Buyer agrees to hold harmless and indemnify Seller regarding any claims made by third parties claiming preferential rights subsequent to Closing.

6. ENVIRONMENTAL MATTERS

6.1 Adverse Environmental Conditions

(a)	An Adverse Environmental Condition means any aspect of the Assets which is not in compliance with applicable Environmental Law. "Environmental Law" means all laws, statutes, ordinances, rules and regulations of any governmental authority pertaining to protection of the environment in effect as of the Effective Time and as interpreted by court decisions or administrative orders as of the Effective Time in the jurisdiction in which such Asset is located. Environmental Law does not include good or desirable operating practices or standards that may be employed or adopted by other oil or gas well operators or recommended by a governmental authority.

(b)	Buyer shall give Seller written notice of Adverse Environmental
Conditions five (5) business days prior to the Closing Date. Such notice shall be in writing and shall include: (i) a description of the Adverse Environmental Conditions; (ii) the Allocated Value of the Well affected by the Adverse Environmental Conditions; and (iii) the amount which Buyer estimates will be needed to place the Adverse Environmental Conditions into compliance with applicable Environmental Law.

(c)	Buyer shall be deemed to have waived all Adverse Environmental
Conditions of which Seller has not been given timely notice hereunder and all Adverse Environmental Conditions that do not meet the individual requirements for an adjustment to the Purchase Price set forth in
Section 6.2.

6.2 Remedies for Adverse Environmental Conditions. Before Closing, with respect to each Adverse Environmental Condition as to which proper notice has been given, Seller and Buyer may agree: (a) on an adjustment to the Purchase Price which adjustment shall reflect the cost to remedy such Adverse Environmental Condition; (b) to remediate the condition at Seller's cost; or,
(c) to remove that Well from the Assets being conveyed and reduce the Purchase Price by the Allocated Value of the removed Well. If the parties cannot agree on a course of action, option (c) above shall apply. If Seller and Buyer agree to an adjustment to the Purchase Price pursuant to (a) above, said adjustment shall not reflect any costs to remediate to a more stringent remediation standard than is required by Environmental Laws. No adjustment to the Purchase Price for Adverse Environmental Conditions shall be made unless and until and only to the extent that the remediation cost for each Adverse Environmental Condition exceeds $25,000 and the aggregate value of the remediation cost for all Adverse Environmental Conditions exceeds $250,000.

6.3  PRIVATE  Limitations tc  \n "6.03	Limitations" .  THIS ARTICLE 6 SHALL
BE THE SOLE AND EXCLUSIVE REMEDY THAT BUYER SHALL HAVE AGAINST SELLER WITH RESPECT TO ANY MATTER OR CIRCUMSTANCE OR LIABILITY RELATING TO ADVERSE ENVIRONMENTAL CONDITIONS, ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR PROTECTION OF THE ENVIRONMENT OR HEALTH.

7. CONDITIONS TO CLOSING

7.1 Seller's Conditions. The obligations of Seller at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions:

(a)	All representations and warranties of Buyer contained in this
Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

(b)	Buyer's Board of Directors shall have approved execution of this
Agreement on or before August 10, 2001, at 2:00 p.m.

7.2	Buyer's Conditions.  The obligations of Buyer at the Closing are subject to the satisfaction at or prior to the Closing of the following condition:

(a)	All representations of Seller contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations were made at and as of the Closing, and Seller shall have performed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by Seller at or prior to the Closing.

(b)	Buyer's Board of Directors shall have approved execution of this
Agreement on or before August 10, 2001, at 2:00 p.m.

7.3 	Mutual Conditions. The obligations of Buyer and Seller at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions:

(a)	No suit or proceeding brought by a party other than Buyer or
Seller shall be pending, nor shall any order shall have been entered by any court or governmental agency having jurisdiction over the parties or the subject matter of this contract that restrains or prohibits the purchase and sale contemplated by this Agreement and which remains in effect at the time of such Closing; and,

(b)	The aggregate sum of Title Defect adjustments and Adverse
Environmental Conditions adjustments shall not exceed 15% of the Purchase Price.

8. CLOSING

8.1 Date of Closing. Unless the parties agree otherwise in writing and subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (the "Closing") shall be held on or before August 31, 2001 (the "Closing Date"), provided that either Seller or Buyer shall have the right to extend the Closing Date for up to 15 days.

8.2 Place of Closing. The Closing shall be held at the offices of Seller in Denver, Colorado.

8.3 Closing Obligations. At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a)	Seller and Buyer shall execute, acknowledge and deliver an
assignment, bill of sale and conveyance (in sufficient counterparts to facilitate recording) in substantially the form of Exhibit A hereto conveying to Buyer the Assets (which form shall be attached hereto within 2 days after the date of this Agreement);

(b)	Seller and Buyer shall execute and deliver a settlement statement, prepared by Seller in accordance with this Agreement and generally accepted accounting principles (the "Preliminary Settlement Statement") that shall set forth the Preliminary Purchase Price and each adjustment and the calculation of such adjustments used to determine such amount pursuant to Section 2.2. Seller shall provide Buyer with the Preliminary Settlement Statement three days prior to Closing for Buyer's review and approval;

(c)	Buyer shall deliver to Seller the Preliminary Purchase Price by direct bank or wire transfer in immediately available federal funds;

(d)	Seller and Buyer shall execute, acknowledge and deliver transfer orders or letters in lieu thereof directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Assets assigned to Buyer pursuant to the terms of this Agreement;

(e)	To the extent reasonable and customary in the industry, Seller shall prepare notices to third-party operators of the change in ownership of the Assets from Seller to Buyer and of the change in operatorship for those Seller-operated Wells for which Buyer or its affiliate Gruy Petroleum Management Co. has taken over operations.

(f)	Buyer and Seller shall execute change of operator forms as
required by the various state and/or federal regulatory agencies for the Wells operated by Seller.

9. OBLIGATIONS AFTER CLOSING

9.1 Post-Closing Adjustment Procedure.

(a)	Seller shall use reasonable efforts to prepare and deliver to
Buyer, as soon as practicable but no later than 90 days after the Closing Date, in accordance with this Agreement and generally accepted accounting principles, a statement (the "Final Settlement Statement") setting forth each adjustment or payment that was not finally determined as of the Closing Date and showing the calculation of such adjustments, including, but not limited to, an amount equal to all cash in, or attributable to, suspense accounts relative to the Assets and held by Seller. Within fifteen days after receipt of the Final Settlement Statement, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made to the Final Settlement Statement. The parties shall undertake to agree with respect to the amounts due pursuant to such post-closing adjustment no later than fifteen days after Seller has received Buyer's proposed changes. The date upon which such agreement is reached or upon which the "Final Purchase Price" is established, shall be called the "Final Settlement Date." If the Final Purchase Price is more than the Preliminary Purchase Price, Buyer shall pay in immediately available federal funds the amount of such difference to Seller or to Seller's account (as designated by Seller). If the Final Purchase Price is less than the Preliminary Purchase Price, Seller shall pay in immediately available federal funds the amount of such difference to Buyer or to Buyer's account (as designated by Buyer). Payment by Buyer or Seller shall be made within five days after the Final Settlement Date.

(b)	The parties will use their best efforts to update to the Effective
Time the volume amounts listed on Schedule 2.2(a)(iv) within 60 days from the Closing Date. If the gas imbalance of a Well indicated on
Schedule 2.2(a)(iv) changes or additional Wells are added as a result of this update, the parties will make the appropriate adjustments on the Final Settlement Statement based on a value of $1.25 per MCF, less applicable royalties and taxes, to reflect the updated imbalance volume and the resulting balancing value for the Well. If Seller and a third party operator disagree as to the amount of any imbalance, Buyer and Seller shall mutually agree to an amount. If a Well is deleted from the transaction pursuant to some other provision of this Agreement, the Well shall also be deleted from any adjustments pursuant to this section.
After the Final Settlement Date, there shall be no further adjustment made as to gas imbalances on any of the Wells.

9.2 Files and Records. Within thirty days after the Closing Date, Seller shall furnish to Buyer originals of all of Seller's Records and Seismic Rights relating to the Assets, (other than division order files, which will be delivered at the earlier of 60 days following Closing or the time when Seller ceases disbursing revenues), but excluding any records or data that cannot be transferred because of prior contractual restrictions or confidentiality restrictions or without waiving attorney-client privilege or disclosing attorney work product.

(a)	Seller shall furnish originals of paper files to the extent they are maintained in the normal course of business, and if all right, title and interest in the property is conveyed. If only a portion of the property is conveyed, copies of the original files will be made available to Buyer. If any related file information is maintained as imaged documents, this data will be delivered to Buyer on CD format for Buyer to print the documents or load to an imaging system.

(b)	Seller, at its sole cost, shall have the right to make copies of
all files and records delivered to Buyer.   Buyer shall retain and make
available to Seller for five full calendar years following the Closing Date, in Buyer's office during normal business hours, files and records relating to the Assets; any assignment by Buyer of the Assets shall be made subject to this requirement. Seller shall have the right to copy, at its own expense, the files and records relating to the Assets before delivering them to Buyer. However, records kept by Buyer may be maintained on compact discs and thus Seller's access to such records may be limited to that medium.

9.3 Additional Covenants of Buyer and Seller.

[RESERVED]

9.4	Assumption of Obligations. Following Closing hereunder,

 	(a)	SELLER EXPRESSLY RETAINS RESPONSIBILITY FOR AND AGREES TO
PAY, PERFORM, FULFILL AND DISCHARGE ALL CLAIMS, COSTS, EXPENSES,
LIABILITIES AND OBLIGATIONS ACCRUING OR RELATING TO THE FOLLOWING
COLLECTIVELY, THE "RETAINED LIABILITES":

 		(i) THE EXISTING LITIGATION AND CLAIMS DISCLOSED ON SCHEDULE 3.1(g), INSOFAR AND ONLY INSOFAR AS SUCH LITIGATION AND CLAIMS
RELATE TO THE ASSETS AND TO PERIODS DURING SELLER'S OWNERSHIP OF
THE ASSETS PRIOR TO THE EFFECTIVE TIME;

 		(ii) AD VALOREM, PROPERTY, SEVERANCE, OR OTHER TAXES ON OR MEASURED BY OWNERSHIP OF THE ASSETS OR PRODUCTION THEREFROM WHICH
ARE ATTRIBUTABLE TO PERIODS DURING SELLER'S OWNERSHIP OF THE
ASSETS PRIOR TO THE EFFECTIVE TIME; AND

 		(iii) THIRD PARTY CLAIMS RELATING TO THE MISPAYMENT OF ROYALTIES ON PRODUCTION FROM THE ASSETS DURING SELLER'S OWNERSHIP
OF THE ASSETS PRIOR TO THE EFFECTIVE TIME.

 	(iv)  ALL LIABILITIES, DUTIES AND OBLIGATIONS THAT ARISE
FROM THE OWNERSHIP OR OPERATION OF THE ASSETS PRIOR TO THE
EFFECTIVE DATE OTHER THAN THOSE EXPRESSLY ASSUMED BY BUYER
PURSUANT TO SECTION 6.

(b)	EXCEPT FOR THE RETAINED LIABILITIES, BUYER EXPRESSLY AGREES TO
ASSUME RESPONSIBILITY FOR AND AGREES TO PAY, PERFORM, FULFILL AND DISCHARGE ALL CLAIMS, COSTS, EXPENSES, LIABILITIES AND OBLIGATIONS ACCRUING OR RELATING TO THE OWNING, DEVELOPING, EXPLORING, OPERATING AND MAINTAINING OF THE ASSETS, WHETHER RELATING TO PERIODS BEFORE OR AFTER THE EFFECTIVE TIME, INCLUDING, WITHOUT LIMITATION, ALL ADVERSE ENVIRONMENTAL CONDITIONS, WHETHER OCCURING BEFORE OR AFTER THE EFFECTIVE TIME, REGARDLESS OF THE NEGLIGENCE OR STRICT LIABILITY OF SELLER.

(c)	BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY
EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OF ANY REAL OR IMMOVABLE PROPERTY, PERSONAL OR MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES CONSTITUTING PART OF THE ASSETS INCLUDING, WITHOUT LIMITATION:

(i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY;

(ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A
PARTICULAR PURPOSE;

(iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO
MODELS OR SAMPLES OF MATERIALS;

(iv) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM
DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE;

(v) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM
REDHIBITORY VICES OR DEFECTS OR OTHER VICES OR DEFECTS, WHETHER
KNOWN OR UNKNOWN;

(vi) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT
OR TRADEMARK INFRINGEMENT;

(vii) ANY IMPLIED OR EXPRESS WARRANTY REGARDING
ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT
INCLUDING NATURALLY OCCURING RADIOACTIVE MATERIAL, OR PROTECTION
OF THE ENVIRONMENT OR HEALTH.

IT IS THE EXPRESS INTENTION OF BUYER AND SELLER THAT THE REAL OR IMMOVABLE PROPERTY, PERSONAL OR MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES SHALL BE CONVEYED TO BUYER AS IS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR. BUYER REPRESENTS TO SELLER THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS WITH RESPECT TO THE REAL OR IMMOVABLE PROPERTY, PERSONAL OR MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES AS BUYER DEEMS APPROPRIATE AND BUYER WILL ACCEPT THE REAL OR IMMOVABLE PROPERTY, PERSONAL OR MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES AS IS, IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

BUYER HEREBY RELEASES AND DISCHARGES ANY AND ALL CLAIMS AT LAW OR
IN EQUITY, KNOWN OR UNKNOWN, WHETHER NOW EXISTING OR ARISING IN THE FUTURE, CONTINGENT OR OTHERWISE, AGAINST SELLER WITH RESPECT TO ANY ADVERSE ENVIRONMENTAL CONDITIONS, INCLUDING, BUT NOT LIMITED TO, MATTERS OR CIRCUMSTANCES RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR PROTECTION OF THE ENVIRONMENT OR HEALTH. BUYER EXPRESSLY AGREES TO ASSUME THE RISK THAT THE ASSETS MAY CONTAIN WASTE MATERIALS, INCLUDING NATURALLY OCCURRING RADIOACTIVE MATERIALS, HYDROCARBONS, HAZARDOUS WASTES, HAZARDOUS MATERIALS OR HAZARDOUS SUBSTANCES, AND THAT ADVERSE PHYSICAL CONDITIONS, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OF UNKNOWN ABANDONED OIL AND GAS WELLS, WATER WELLS, SUMPS AND PIPELINES MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATION.

(d)	SELLER HEREBY EXPRESSLY NEGATES AND DISCLAIMS, AND BUYER HEREBY
WAIVES AND ACKNOWLEDGES THAT SELLER HAS NOT MADE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO:

(i) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION,
DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO BUYER BY OR ON BEHALF OF SELLER; OR

(ii) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GEOLOGICAL OR GEOPHYSICAL DATA OR INTERPRETATIONS, THE QUALITY, QUANTITY, RECOVERABILITY OR COST OF RECOVERY OF ANY HYDROCARBON RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, OR THE ABILITY TO SELL OR MARKET ANY HYDROCARBONS AFTER CLOSING.

(e)	The responsibility for payment of amounts held in suspense by
Seller for periods prior to the Final Settlement Date as to any of the Assets (such as suspended royalties held in the ordinary course of business as a result of title defects or changes of ownership) and the funds so held shall be transferred to Buyer at the Final Settlement Date. Any such items accruing to suspense on account of production from and after the Effective Time shall be the responsibility of Buyer. From and after the Final Settlement Date, Buyer shall assume all responsibility for such accounts and shall indemnify and hold Seller harmless from any claim or liability with respect thereto.

9.5	Indemnification.  From and after the Closing Date, Buyer and Seller shall indemnify each other as follows:

(a)	SELLER SHALL DEFEND, INDEMNIFY, RELEASE AND HOLD HARMLESS BUYER,
ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, AGAINST ALL LOSSES, DAMAGES, CLAIMS, DEMANDS, SUITS, COSTS, EXPENSES, LIABILITIES AND SANCTIONS OF EVERY KIND AND CHARACTER, INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES, COURT COSTS AND COSTS OF INVESTIGATION, WHICH ARISE FROM OR IN CONNECTION WITH (i) THE RETAINED LIABILITIES; OR
(ii) ANY BREACH BY SELLER OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT ANY CLAIMS FOR INDEMNIFICATION UNDER THIS SECTION 9.5(a) MUST BE ASSERTED WITHIN TWO (2) YEARS AFTER CLOSING AND ANY CLAIMS NOT ASSERTED WITHIN SUCH PERIOD SHALL BE DEEMED WAIVED.

(b)	BUYER SHALL DEFEND, INDEMNIFY, RELEASE AND HOLD HARMLESS SELLER
AGAINST ALL LOSSES, DAMAGES, CLAIMS, DEMANDS, SUITS, COSTS, EXPENSES, LIABILITIES AND SANCTIONS OF EVERY KIND AND CHARACTER, INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES, COURT COSTS AND COSTS OF INVESTIGATION, WHICH ARISE FROM OR IN CONNECTION WITH (i) ANY OF THE CLAIMS, COSTS, EXPENSES, LIABILITIES AND OBLIGATIONS ASSUMED BY BUYER PURSUANT TO SECTION 9.2, OR (ii) ANY BREACH BY BUYER OF THIS AGREEMENT.

10. TERMINATION OF AGREEMENT

10.1 Termination. This Agreement and the transactions contemplated hereby may be terminated in the following instances:

(a)	By Seller if any of the conditions set forth in Section 7.1 are not satisfied in all material respects or waived as of the Closing Date;

(b)	By Buyer if any of the conditions set forth in Section 7.2 are not satisfied in all material respects or waived as of the Closing Date;

(c)	By Buyer or Seller if any of the conditions set forth in Section
7.3 are not satisfied or waived as of the Closing Date; or

(d)	At any time by the mutual written agreement of Buyer and Seller.

10.2 Liabilities Upon Termination or Breach.

(a)	In the event of the termination of this Agreement by Seller in accordance with Section 10.1(a) or 10.1(c), Seller shall have no liability hereunder of any nature whatsoever to Buyer, including any liability for damages. If Buyer terminates this Agreement in accordance with Section 10.1(b) or 10.1(c) above, it shall have no liability hereunder of any nature whatsoever to the Seller including any liability for damages.

(b)	Except as provided above in this Section 10.2, nothing contained herein shall be construed to limit Seller's or Buyer's legal or equitable remedies in the event of breach of this Agreement.

(c)	If Seller terminates this agreement pursuant to Section 10.1(a),
Seller shall retain the Earnest Money with all interest earned thereon and Buyer shall have no further liability hereunder of any nature whatsoever to the Seller including any liability for damages. If this Agreement is terminated by Buyer pursuant to Section 10.1(b) by either Buyer or Seller pursuant to Section 10.1(c) or by Buyer and Seller pursuant to Section 10.1(d), then Seller shall return the Earnest Money, with all interest earned thereon, to Buyer at the time of termination.

11. MISCELLANEOUS

11.1 Schedules and Exhibits. The Schedules and Exhibits listed below are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

Schedule 1.2(a)	The Wells, Working and Net Revenue Interests and
Allocated Values
Schedule 1.2(b)		The Leasehold Estates and Fee Lands
Schedule 2.2(a)(iv)		Gas Imbalances
Schedule 3.1(f)		Sales Contracts
Schedule 3.1(g)		Actions and Proceedings
Schedule 3.1(i)		Preferential Rights

Exhibit A			Form of Assignment
Exhibit B			[Reserved]
Exhibit C			Dispute Resolution

11.2 Expenses. All fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, without limitation, legal and accounting fees, costs and expenses.

11.3 Notices. All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if mailed, when received by the Party charged with such notice and addressed as follows:

    If to Seller:

            MALLON RESOURCES CORPORATION
            999 18th Street, Suite 1700
            Denver, Colorado 80202
            Attention:  George O. Mallon, Jr.
                        President
            Telephone:  303-293-2333
            Fax:        303-293-3601

    If to Buyer:

            Magnum Hunter Resources, Inc.
            600 E. Las Colinas Boulevard, Suite 1100
            Irving, Texas  75039
            Telephone:  972-401-0752
            Fax:        972-401-3110

            Attention:  Morgan F. Johnston
                        Vice President, General Counsel and Secretary


    With a copy to:  Magnum Hunter Resources, Inc.
                     600 E. Las Colinas Boulevard, Suite 1100
                     Irving, Texas  75039
                     Telephone:  972-401-0752
                     Fax:        972-401-3110

                     Attention:  Gary C. Evans
                                 President and Chief Executive Officer

Any Party may, by written notice so delivered to the other Party, change the address or individual to which delivery shall thereafter be made.

11.4 Amendments. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

11.5 Assignment. Neither Party may assign all or any portion of its rights or delegate all or any portion of its duties hereunder unless it continues to remain liable for the performance of its obligations hereunder and obtains the prior written consent of the other Party, which consent shall not be unreasonably withheld.

11.6 Announcements. Seller and Buyer shall consult with each other with regard to all press releases and other announcements issued after the date of this Agreement concerning this Agreement or the transactions contemplated hereby and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Buyer nor Seller shall issue any such press release or other publicity without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

11.7 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of New Mexico, without giving effect to its conflicts of law provisions.

11.8 Taxes.

(a)	Like-Kind Exchange.  Seller may desire to exchange for other property of like-kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986 (the "Code"), as amended and the Regulations promulgated thereunder, the Assets which are the subject of this Agreement.
In order to effect such an exchange, Seller expressly reserves the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in Treasury Regulation Section 1.1031(k)-1(g)(4) on or before the Closing Date, and Buyer hereby agrees to recognize any such assignment. Notwithstanding any other provision of this Agreement, such an assignment shall not require prior written consent from the Buyer. Buyer shall not be obligated to pay any additional costs or incur any additional obligations in their acquisition of the Assets which are the subject of this Agreement, and Seller shall indemnify and hold Buyer harmless from and against all claims, expenses, losses and liabilities, if any, resulting from Buyer's participation in such an exchange.

(b)	Real and Personal Equipment Taxes.  All ad valorem taxes, real property taxes and personal property taxes for the year in which the Effective Time occurs shall be apportioned as of the Effective Time ("Real and Personal Equipment Taxes") between Seller and Buyer. Seller shall be liable for the portion of such Real and Personal Equipment Taxes based upon the number of days in the year occurring prior to the Effective Time, and Buyer shall be liable for the portion of such taxes based upon the number of days in the year occurring on and after the Effective Time. For any year in which an apportionment is required, Buyer shall file all required reports and returns incident to these taxes assessed for the year in which the Effective Time occurs that are not paid by Seller as of the Closing Date. Seller shall pay to Buyer, at the time of Buyer's remittance, Seller's share of such taxes to the extent such amounts were not credited to Buyer in calculating adjustments in the Purchase Price in Section 2.2.

(c)	Sales and Other Transfer Taxes.  The Purchase Price does not include any sales taxes or other transfer taxes imposed in connection with the sale of the Assets. Buyer shall pay any sales tax or other transfer tax, as well as any applicable conveyance, transfer and recording fee, and real estate transfer stamps or taxes imposed on the transfer of the Assets pursuant to the Agreement. If Buyer is of the opinion that it is exempt from the payment of any such sales tax or other transfer tax, Buyer shall furnish to Seller the
appropriate tax exemption certificate.  	If Buyer is able to pay such taxes
directly to the appropriate authority, it shall have the right to do so.

(d)	Tax Proceedings.  In the event Buyer receives notice of any
examination, claim, adjustment or other proceeding relating to the liability for taxes of or with respect to Seller for any period Seller is or may be liable, Buyer shall notify Seller in writing within 30 days of receiving notice thereof. As to any such taxes for which Seller is or may be liable, Seller shall, at Seller's expense, control or settle the contest of such examination, claim, adjustment, or other proceeding, and shall indemnify Buyer against all losses, damages, costs, expenses, liabilities, claims, demands, penalties, fines, assessments, settlements, and any related expenses in connection therewith. In the event Seller receives notice of any examination, claim, adjustment or other proceeding relating to the liability for taxes of or with respect to Buyer for any period Buyer is or may be liable, Seller shall notify Buyer in writing within 30 days of receiving notice thereof. As to any such taxes for which Buyer is or may be liable, Buyer shall, at Buyer's expense, control or settle the contest of such examination, claim, adjustment, or other proceeding, and shall indemnify Seller against all losses, damages, costs, expenses, liabilities, claims, demands, penalties, fines, assessments, settlements, and any related expenses in connection therewith. The Parties shall cooperate with each other and with their respective affiliates in the negotiations and settlement of any proceeding described in this Section 11.8. Each Party shall provide, or cause to be provided, to the other Party necessary authorizations, including powers of attorney, to control any proceeding which such Party is entitled to control.

(e)	Purchase Price Allocation.  The allocation of the Purchase Price in accordance with Schedule 1.2(a) is intended to comply with the allocation method required by Section 1060 of the Code. Buyer and Seller shall cooperate to comply with all substantive and procedural requirements of Section 1060 and Regulations thereunder, including without limitation the filing by Buyer and Seller of IRS Form 8594 with their federal income tax returns for the taxable year in which the Closing occurs. Buyer and Seller agree that each will not take for income tax purposes, or permit any affiliate to take, any position inconsistent with the allocation of the Purchase Price.

11.9 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire understanding among the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

11.10 Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns, and nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

11.11 THE REPRESENTATIONS AND WARRANTIES PROVIDED FOR IN THIS AGREEMENT SHALL SURVIVE THE CLOSING FOR TWELVE MONTHS ONLY. EXCEPT AS EXPRESSLY LIMITED BY THIS AGREEMENT, THE REMAINDER OF THIS AGREEMENT, INCLUDING ALL COVENANTS AND INDEMNITIES HEREIN, SHALL SURVIVE WITHOUT LIMITATION. AND SHALL NOT BE EXTINGUISHED BY THE DOCTRINE OF MERGER BY DEED OR ANY SIMILAR DOCTRINE. NO WAIVER, RELEASE, OR FORBEARANCE OF THE APPLICATION OF THE PROVISIONS OF A PARAGRAPH IN ANY GIVEN CIRCUMSTANCE SHALL OPERATE AS A WAIVER, RELEASE, OR FORBEARANCE OF THE PROVISIONS OF THE PARAGRAPH AS TO ANY OTHER CIRCUMSTANCE.

11.12 Arbitration.    Any disputes arising out of or in connection with this
Agreement or the application, implementation, validity, breach or termination of this Agreement shall be finally and exclusively resolved by arbitration in Denver, Colorado pursuant to the dispute resolution provisions contained in Exhibit C. Notwithstanding the above, in the event a third party brings an action against Buyer or Seller concerning this Agreement or the Assets or transactions contemplated herein, Buyer and Seller shall not be subject to mandatory arbitration under this section and Buyer or Seller shall each be entitled to assert their respective claims, if any, against each other in such third party action.

11.13 Further Assurances. After Closing, Seller and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments, and shall take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto.



     Executed as of the date first above mentioned.

                                          SELLER:

                                          MALLON RESOURCES CORPORATION

                                          _______________________________
                                          By:  George O. Mallon Jr.,
                                               President


                                          BUYER:

                                          MAGNUM HUNTER PRODUCTION, INC


                                          _______________________________
                                          By:  Gary C. Evans
                                               Chief Executive Officer

EXHIBIT C

                                DISPUTE RESOLUTION

	 	Covered Dispute. Any and all disputes concerning or arising out of the Agreement to which this Exhibit is attached ("Arbitrable Dispute(s)") shall be resolved in accordance with the terms contained in this Exhibit.

	 	Settlement Discussions. If a dispute, claim or controversy arises between the Parties to this Agreement which is an Arbitrable Dispute, a Party may provide the other Party with written notice requesting prompt resolution of the Arbitrable Dispute ("Settlement Notice"). For the purpose of the provisions of this Appendix, the Party issuing the Settlement Notice (or the Arbitration Notice under Section 3 below) shall be referred to herein as the ?Claimant,? and the Party receiving the Settlement Notice (or the Arbitration Notice) shall be referred to herein as the ?Respondent?. Within ten days after the Claimant delivers the Settlement Notice, the Parties (by and through a business representative having express authority to resolve the Arbitrable Dispute and, if desirable, an attorney) shall meet and attempt in good faith to resolve the Arbitrable Dispute. If the parties are unable to resolve the Arbitrable Dispute within fifteen days after the Claimant delivers the Settlement Notice, the Parties shall be deemed (unless otherwise agreed by the parties) to be at an impasse. Any and all discussions which occur in accordance with this Appendix shall be treated by the Parties as confidential in nature, and shall, for the purpose of the U. S. Federal Rules of Evidence
(Rule 408) and any state counterpart, be deemed to be an offer of compromise.

	 	Dispute Resolution. Unless the Parties mutually agree otherwise, if the Parties are unable for any reason to resolve the Arbitrable Dispute in accordance with Section 2 above and are deemed to have reached an impasse, the Claimant may, within fifteen days after the date the Parties are deemed to have reached an impasse, serve a notice on the Respondent requesting the Arbitrable Dispute be submitted to binding arbitration in accordance with the provisions set forth below (?Arbitration Notice?), or elect not to pursue such Arbitrable Dispute at such time.

	 	Arbitration Procedures. Within fifteen days after the Claimant gives the Arbitration Notice, the Claimant shall submit the Arbitrable Dispute to arbitration in accordance with the terms of this Appendix and the then current American Arbitration Association ("AAA") Rules for Arbitration of Commercial Disputes ("AAA Rules"). The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et seq. (?Federal Arbitration Act?). Judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. If there is a conflict between the provisions of this Appendix and the AAA Rules and/or the Federal Arbitration Act, the provisions of this Appendix shall control the rights and obligations of the Parties.

	 	Appointment of Arbitrator(s). One neutral arbitrator will decide the Arbitrable Dispute, provided, however that either Party may, upon written notice given contemporaneously with such Party's delivery of the Arbitration Notice, or within three (3) business days after such Party's receipt of an Arbitration Notice, as the case may be, elect to submit the Arbitrable Dispute to a panel of three (3) arbitrators.

6.(a) Selection of arbitrator(s). If the Arbitrable Dispute is submitted to a single arbitrator, the arbitrator shall be selected as follows:

		(i)	Within ten days after the Arbitrable Dispute is submitted to arbitration, the Claimant shall submit to the Respondent a written list of five neutral arbitrators, which list shall contain for each proposed arbitrator such arbitrator's address, educational background, employment history, qualifications, areas of expertise, competence regarding the dispute matter, arbitration experience and prior relationship to any
Party including acting as arbitrator or judge in a matter involving a
Party.  Within thirty days after receipt of the list of arbitrators, the
Respondent shall select one arbitrator from the list, provided that the
Respondent shall not be required to select an arbitrator from the list if the Respondent, in its sole opinion, determines that none of the arbitrators submitted for consideration is acceptable.  If the
Respondent determines that none of the arbitrators submitted for consideration is acceptable, it shall notify the Claimant of such determination in writing within the thirty day selection period, and shall provide the Claimant with a list of five additional neutral arbitrators (containing the same information referenced above).  Within thirty days after receipt of Respondent's list of arbitrators, the
Claimant shall select one arbitrator from the list, provided that the
Claimant shall not be required to select an arbitrator from the list if the Claimant, in its sole opinion, determines that none of the arbitrators submitted for consideration is acceptable.

		(ii)	If within such thirty days the Claimant does not select one
of the proposed arbitrators submitted for consideration by the
Respondent, either Party may request AAA to provide a list of five qualified neutral arbitrators within ten days after such request and, within fifteen days after receipt of the AAA list, Claimant and
Respondent shall each strike two names from the list and the person whose name remains unstricken shall be the arbitrator (if more than one name remains unstricken, the first name on the list, by alphabetical order, shall be the arbitrator).

		If either Party elects a panel of three (3) arbitrators, the arbitrators shall be selected as follows: Within ten days after the sending and receipt of the Arbitration Notice, each Party shall specify
(by notice to the other) the name and address of an arbitrator appointed by it. At the end of such ten days, if one party has made a specification of its appointed arbitrator but has not received notice of a similar specification by the other party, then the party which has made a specification shall give notice to the other party that it has not received a specification from the other party. If the other party does not act to specify its arbitrator within an additional seven days after the giving of such notice, the party who has made its specification may appoint the second arbitrator in place of the party who has failed to do so. Within fifteen days after the first two arbitrators have been appointed, they shall select the third arbitrator.
If a third arbitrator has not been selected within such period, either party hereto may petition the Chief Judge of the United Sates District
Court for the District of Colorado, to appoint such third arbitrator, whereupon such judge (or any person designated by such judge to make such appointment) may make such appointment unless the first two arbitrators have come to agreement on the third arbitrator.

		(b)	The compensation and expenses of the arbitrator(s) shall be
borne and paid equally by the Claimant and Respondent.

		(c)	The arbitrator(s), may employ any technical or other
expertise which he determines is necessary to resolve the dispute.

		(d)	No arbitrator(s) submitted for consideration and/or selected shall be a present or former employee, contractor, attorney or agent of any Party  or their respective Affiliates.

	7.	Representation.  Claimant and Respondent may be represented in the arbitration by legal counsel or other technical or professional persons.

	8.	Pre-hearing Procedures.

		 	Unless the Parties agree otherwise, a preliminary conference with the arbitrator will be held thirty days after selection of the arbitrator, to assist the arbitrator in establishing procedures, setting the hearing date (which shall be the earliest date which is reasonable under the circumstances) and for other purposes necessary for the efficient and expedient disposition of the proceedings.

		 	The Parties intend that there be a good faith exchange of relevant information (written and documentary), without duplicating the costly, time-consuming and burdensome procedures available in civil litigation. The Parties will promptly (if and as designated by the arbitrator) designate and exchange the names and addressed of all witnesses who may be called at the arbitration hearing; a brief statement of the expected testimony of each witness; and lists and copies of exhibits that may be presented at the hearing. A witness may be designated as a fact witness, an expert witness, or both.

		 	Each Party may submit to the other Party one set of requests for production of relevant documents, one set of interrogatories containing not more than fifteen questions (including subparts)
soliciting relevant information, and one set of requests for admission containing not more than ten requests (which shall be deemed admitted if not denied).  The arbitrator shall set the time period in which the parties must respond to the requests for production, interrogatories and requests for admission.  Each Party may depose up to three individuals.
The time limit for each deposition will be eight hours.  The arbitrator may allow additional time if he deems it appropriate.  Each deposition will be held at a location convenient for the deponent.  The arbitrator may subpoena persons designated as witnesses, representatives of the
Parties, and persons with information relevant to the dispute to appear for oral deposition.

		 	The arbitrator will establish a procedure to resolve discovery disputes and rule on dispositive motions promptly and efficiently. The procedure may include presenting motions by letter, as opposed to formal pleadings, and resolution by telephone conferences.

		 	The arbitrator may impose sanctions that he deems appropriate (including, but not limited to, awarding costs and attorneys' fees) for a Party's failure to identify witnesses and the substance of their testimonies, to provide copies of exhibits, or to respond timely and in good faith to discover requests. The arbitrator may extend any deadline in the interest of fairness.

		 	At least twenty days before the hearing, the Parties will attempt to jointly prepare and file with the arbitrator an agreed pre-hearing statement setting out the disputed issues to be decided by the arbitration, a statement of agreed facts, the identity of witnesses, a list of exhibits that will be used, and copies of the documents concerning the disputed issues that the parties agree should be provided to the arbitrator. If not provided on a joint basis each Party shall submit its own pre-hearing statement.

		 	If requested by the arbitrator, each Party will submit a pre-hearing brief. The Claimant's brief will be due twenty days before the arbitration hearing, and the Respondent's brief will be due ten days before the hearing.

	9.	Hearing.

		(a)	The arbitration hearing will be held in Denver, Colorado, at a location designated by the arbitrator.

		(b)	The hearing will begin no later than thirty days after the
preliminary hearing. The maximum length of the hearing shall not be more than five consecutive business days. Each Party will have one-half of the scheduled hearing time for its case including direct, redirect, and rebuttal testimony, cross-examination of the opposing Parties' witnesses, and opening and closing statements. The arbitrator will preside at the hearing. The hearing will be conducted as if it were an informal court trial. The arbitrator may subpoena persons designated as witnesses, representatives of the Parties, and persons with information relevant to the dispute to appear at the arbitration hearing. Time related to the arbitrator's actions under the preceding sentence shall not be charged against the time limitations of either Party.

		(c)	The arbitrator will be guided by common sense and justice in allowing evidence to be presented.  No federal or state rule relating to the order of proof, the conduct of the hearing, or the presentation and admissibility of evidence will be applicable in the arbitration hearing, except that the arbitrator shall recognize and apply the attorney-client privilege and the work-product doctrine during pre-hearing discovery and at the hearing.

		(d)	The arbitrator will declare the hearing closed after the
Parties have presented their evidence and made their closing arguments.
The time limit within which the arbitrator is required to make his decision will begin on the date the hearing closes. Unless expressly requested by the arbitrator, no briefs or other documents may be submitted by any party after the arbitration hearing concludes.

		(e)	The arbitrator's expenses associated with conducting the
hearing shall be borne and paid equally by Claimant and Respondent, and other expenses shall be handled in accordance with Section 13 below.

	10.	Award and Enforcement.

(a)	Unless the Parties agree otherwise, the arbitrator will
decide each Arbitrable Dispute within thirty days after the date the hearing closes, based on applicable law, the testimony, documents and other materials the parties submit before and during the arbitration hearing. The decision of the arbitrator and reasons for the award shall be within the bounds set by the contentions of the Parties. The decision of the arbitrator shall be in writing, including findings of fact and conclusions of law.

		(b)	Except as provided below, the decision of the arbitrator
shall be final and binding on the Parties and nonappealable.

		(c)	The arbitrator may award such damages and other relief as he determines to be appropriate, provided that any applicable waivers of exemplary, punitive, special or consequential damages that are contained in an applicable agreement of the Parties shall be respected by the arbitrator.

		(d)	Judgment may be entered on the award, and the award may be
judicially enforced. The award is final and binding, and no appeal from the award may be taken on the grounds of error in the application of the law or the findings of fact.

		(e)	The arbitrator shall have the power to grant temporary or
permanent injunctive or other equitable relief in order to prevent irreparable harm. Before an arbitrator is appointed, a Party may, notwithstanding any other provision of this Agreement, seek temporary injunctive relief from any court of competent jurisdiction; provided however, the Party seeking such relief shall (if arbitration has not already been commenced) simultaneously initiate dispute resolution procedures in accordance with this Appendix. Such court ordered relief shall not continue more than thirty days after arbitrator is appointed.

11.	Extension of Time.  The arbitrator may modify any time period or any pre-hearing procedure provided in these arbitration provisions for good cause.

	12.	Law.  The substantive law (including time bars) applicable to all
Arbitrable Disputes shall be the law of the State of Colorado. without regard to the choice of law rules of Colorado or any other jurisdiction.

	13.	Costs and Expenses.  Absent an arbitrator's award to the contrary, each Party shall bear its own costs, expenses and attorneys' fees; provided however, if court proceedings to stay litigation or compel arbitration are necessary, the unsuccessful Party in such proceedings shall pay all reasonable expenses and attorneys' fees incurred in connection with such proceedings.

	14.	Statutes of Limitations.  All statutes of limitations and defenses based upon passage of time applicable to any Arbitrable Dispute (including any counterclaim or set-off) shall be tolled beginning on the date the Arbitration Notice is given and while the arbitration is pending.

                                     Signatures

    Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Mallon Resources Corporation


August 15, 2001                      _________________________________
                                      Roy K. Ross, Executive Vice President


31